UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

BOXABL INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BOXABL Inc.

5345 E. N. Belt Road

North Las Vegas, NV 89115

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF STOCKHOLDERS

July 7, 2025

Dear Stockholders:

This Notice and the enclosed Information Statement are being furnished by the Board of Directors (the “Board”) of BOXABL Inc., a Nevada corporation (the “Company”), to holders of record of the Company’s common stock, $0.00001 par value (the “Common Stock”). Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the purpose of this Information Statement is to inform those holders of the Company’s Common Stock, the only shares of the Company’s capital stock with the right to vote on the matters described herein, that on June 23, 2025 (the “Record Date”), the Board recommended as being in the Company’s best interest a resolution to amend and restate the Company’s Sixth Amended and Restated Articles of Incorporation (as amended and restated, the “Seventh Amended and Restated Articles of Incorporation”), which was followed by a written consent signed by the holders of record of the Common Stock as of July 7, 2025 (the “Written Consent”), Paolo Tiramani, Galiano Tiramani, the Paolo Tiramani 2020 Family Gift Trust, and the Galiano Tiramani 2020 Family Gift Trust, who collectively own a majority of the voting power of the Company’s issued and outstanding shares of Common Stock (the “Consenting Stockholders”), to adopt and approve the Seventh Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A.

As of the close of business on the Record Date, the Company had 3,000,000,000 issued and outstanding shares of Common Stock. As of the Record Date, the Consenting Stockholders beneficially owned approximately 99.8% of the Company’s issued and outstanding shares of Common Stock.

The Written Consent constitutes the only stockholder approval required under the Nevada Revised Statutes to approve the Company’s Seventh Amended and Restated Articles of Incorporation. The Board is not soliciting your proxy or consent in connection with the election of directors or the above corporate actions, and no proxies or other consents have been or will be requested from any other stockholders.

In accordance with Rule 14c-2 of the Exchange Act, the Company’s Seventh Amended and Restated Articles of Incorporation described herein will become effective no earlier than the 40th calendar day after the Notice of Internet Availability of Information Statement is first made available to holders of our Common Stock on July 7, 2025. The Notice of Internet Availability of Information Statement is being distributed and made available on or about July 7, 2025, to holders of record of the Company’s Common Stock as of the Record Date for the stockholder vote to approve the Company’s Seventh Amended and Restated Articles of Incorporation.

The full text of the Information Statement will also be made available on our website at https://www.boxabl.com/sec-info-statements. If you want to receive an electronic copy of the Information Statement via e-mail, you must request one. You may request a copy by mailing the Company at BOXABL Inc., Attention: Investor Relations Manager, 5345 E. N. Belt Road, North Las Vegas, NV 89115, by calling 1 (702) 500-9000, or by e-mail to invest@BOXABL.com. The entire cost of furnishing the Information Statement will be borne by the Company.

No action is required by you. The accompanying Information Statement is furnished to inform our stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Exchange Act. This Information Statement is being first made available to you on or about July 7, 2025.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO ADOPT AND APPROVE the Company’s Seventh Amended and Restated Articles of Incorporation, THE ACTION IDENTIFIED IN THE ABOVE NOTICE.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT: THE INFORMATION STATEMENT IS AVAILABLE AT HTTPS://WWW.BOXABL.COM/SEC-INFO-STATEMENTS.

By Order of the Board of Directors

/s/ Paolo Tiramani
Paolo Tiramani
CEO

North Las Vegas, Nevada
July 7, 2025

i

BOXABL Inc.

5345 E. N. Belt Road

North Las Vegas, NV 89115

INFORMATION STATEMENT PURSUANT

TO SECTION 14(C) OF THE SECURITIES

EXCHANGE ACT OF 1934 AND

REGULATION 14C PROMULGATED

THEREUNDER

INTRODUCTORY STATEMENT

BOXABL Inc. (the “Company”) is a Nevada corporation with principal executive offices located at 5345 E. N. Belt Road, North Las Vegas, Nevada 89115. The telephone number is (702) 500-9000. On June 23, 2025, the Company’s Board of Directors (the “Board”) after careful consideration, unanimously deemed it advisable and in the best interests of the Company to amend and restate the Company’s Sixth Amended and Restated Articles of Incorporation (as amended and restated, the “Seventh Amended and Restated Articles of Incorporation”).

This Information Statement is being sent to holders of record of the Company’s Common Stock on June 23, 2025, (the “Record Date”) to notify them that, on July 7, 2025, Paolo Tiramani, Galiano Tiramani, the Paolo Tiramani 2020 Family Gift Trust, and the Galiano Tiramani 2020 Family Gift Trust, who collectively own a majority of the voting power of the Company’s issued and outstanding shares of Common Stock (the “Consenting Stockholders”), voted by written consent (the “Written Consent”) to adopt and approve the Company’s Seventh Amended and Restated Articles of Incorporation.

The Written Consent constitutes the only stockholder approval required under the Nevada Revised Statutes (the “NRS”) to approve the Company’s Seventh Amended and Restated Articles of Incorporation. The Board is not soliciting your proxy or consent in connection with the approval of the Company’s Seventh Amended and Restated Articles of Incorporation, and no proxies or other consents have been or will be requested from any other stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

Copies of this Information Statement are expected to be made available on or about July 7, 2025, to the holders of record on the Record Date of our outstanding Common Stock. This Information Statement is being delivered only to inform you of the approval of the Company’s Seventh Amended and Restated Articles of Incorporation described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

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CONSENTING STOCKHOLDER VOTES RECEIVED

The Written Consent constitutes the only stockholder approval required to adopt the Company’s Seventh Amended and Restated Articles of Incorporation under the NRS. The Board is not soliciting your proxy or consent in connection with the approval of the Company’s Seventh Amended and Restated Articles of Incorporation, and no proxies or other consents have been or will be requested from any other stockholders.

Pursuant to the Company’s Sixth Amended and Restated Articles of Incorporation, holders of the Company’s Common Stock are entitled to one vote per share of Common Stock. Pursuant to NRS 78.320(2) and Article II, Section 2.11 of the Company’s Bylaws (the “Bylaws”), stockholders of the Company may act by written consent without a meeting and without prior notice if a consent or consents in writing, setting forth the actions to be taken, are signed by stockholders holding a number of outstanding shares representing at least a majority of the voting power or such greater proportion of voting power required for such action at a meeting.

The Consenting Stockholders signed and delivered to the Company the Written Consent for the adoption and approval of the Company’s Seventh Amended and Restated Articles of Incorporation on July 7, 2025. As of the close of business on the Record Date, the Company had 3,000,000,000 issued and outstanding shares of Common Stock. As of the close of business on the Record Date, the Consenting Stockholders collectively owned 2,993,145,400 shares of the Company’s Common Stock representing approximately 99.8% of the voting power of the voting securities of the Company. As a result, the Company’s receipt of the Written Consent from the Consenting Stockholders on July 7, 2025, constituted the approval of the Seventh Amended and Restated Articles of Incorporation by the holders of at least a majority of the outstanding voting power of the issued and outstanding shares of Common Stock.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

Except as otherwise disclosed in this Information Statement, no officer, director or director nominee of the Company has any substantial interest in the matters acted upon, other than his role as an officer, director or stockholder of the Company. No director of the Company informed the Company that such director opposed any of the actions as set forth in this Information Statement.

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ITEM 1:

Seventh AMENDMENT AND RESTATEMENT OF BOXABL INC.

articles of incorporation

The Board has deemed it advisable and in the best interests of the Company to adopt and approve, and the Consenting Stockholders have consented to, adopted and approved the Seventh Amended and Restated Articles of Incorporation (such Seventh Amended and Restated Articles of Incorporation, together with the certificate to accompany the articles that is required by the Nevada Secretary of State, the “Nevada Filing”) to be filed with the Nevada Secretary of State.

Upon the filing of the Nevada Filing described above (or at such later effective date and/or time as may be specified therein), the Company’s Seventh Amended and Restated Articles of Incorporation will eliminate all references to a “Deemed Liquidation Event”. A “Deemed Liquidation Event” under the Company’s Sixth Amended and Restated Articles of Incorporation included certain mergers, consolidations, statutory share exchanges, or sales of subsidiaries that own substantially all of the Company’s assets. Upon the occurrence of a Deemed Liquidation Event, Preferred Stockholders would have been entitled to receive a liquidation preference as if the Company had been liquidated, even if the Company continued as a going concern. As a result of the filing of the Seventh Amended and Restated Articles of Incorporation, these types of transactions will no longer automatically trigger the liquidation preference rights of the Preferred Stock. For a more detailed description, see the section entitled “Description of Capital Stock – Deemed Liquidation Event”.

The earliest effective date of the Seventh Amended and Restated Articles of Incorporation will be forty (40) calendar days after the Company files the Definitive Information Statement and sends the Notice of Internet Availability of the Information Statement to holders of Common Stock as of the Record Date. The Notice is expected to be first made available on or about July 7, 2025.

Except as described herein, the Board does not expect the changes implemented in the Company’s Seventh Amended and Restated Articles of Incorporation to materially affect the rights of holders of the Company’s Common Stock or Preferred Stock. Following the amendment, the Consenting Stockholders will continue to hold approximately 99.8% of the Company’s total voting power.

A copy of the Seventh Amended and Restated Articles of Incorporation is included with this Information Statement as Exhibit A.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table displays, as of June 23, 2025, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 5% of any class of our capital stock entitled to vote, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 5% of any class of our capital stock entitled to vote:

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common Stock	Paolo Tiramani(1)	2,213,755,800 shares of Common Stock(2)	-	73.8%
Common Stock	Galiano Tiramani(1)	779,389,600 shares of Common Stock(3)(4)	-	26.0%
Common Stock	Officers and Directors as a Group	2,993,145,400 shares of Common Stock(5)	-	99.8%

(1)	C/O BOXABL INC., 5345 E. No. Belt Rd., North Las Vegas, NV, 89115.

(2)	Includes 1,087,800,000 shares of Common Stock owned by the Paolo Tiramani 2020 Family Gift Trust.

(3)	Includes 397,800,000 shares of Common Stock owned by the Galiano Tiramani 2020 Family Gift Trust and 2,500,000 shares of Common Stock owned by the Dechomai Asset Trust.

(4)	Includes 5,633,800 Non-Qualified Stock Options owned by spouse that are fully vested, have an exercise price of $0.071 and expire October 4, 2031.

(5)	Does not include 57,143 shares of Common Stock underlying Restricted Stock Units that vested for each of the five directors granted on July 1, 2023 but where the issuance of shares is deferred until the Distribution Date, amounting to a total of 285,715 shares of Common Stock. Also, does not include 250,000 shares of Common Stock underlying Restricted Stock Units that were awarded to each of the five directors granted on December 24, 2024, but subject to quarterly vesting and deferred issuance, amounting to a total of 1,250,000 shares of Common Stock.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Sixth Amended and Restated Articles of Incorporation and our Bylaws. For a complete description of our capital stock prior to the time when our Seventh Amended and Restated Articles of Incorporation have been filed and are effective, you should refer to our Sixth Amended and Restated Articles of Incorporation, which are available as Exhibit 3.1 to our Quarterly Report on Form 10-Q, and, our Bylaws, which are available as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the period ended March 31, 2025, available at www.sec.gov, and applicable provisions of the NRS. For a complete description of our capital stock from and after the time when our Seventh and Restated Articles of Incorporation have been filed and are effective, please refer to the form of our Seventh and Restated Articles of Incorporation included as Exhibit A to this Information Statement.

As of March 31, 2025, our authorized capital stock consists of 32,200,000,000 shares. Of that amount, 17,800,000,000 shares are designated as Common Stock, $0.00001 par value per share, with 3,000,000,000 outstanding as of March 31, 2025. 14,400,000,000 shares are designated as Preferred Stock, $0.00001 par value per share, and as of March 31, 2025:

●	250,000,000 are designated as Series A Preferred Stock, and 194,423,000 shares are outstanding;

●	1,100,000,000 are designated as Series A-1 Preferred Stock, and 844,722,000 shares are outstanding;

●	2,050,000,000 are designated as Series A-2 Preferred Stock, and 174,277,000 shares are outstanding;

●	8,750,000,000 are designated as Series A-3 Preferred Stock, and 47,680,000 shares are outstanding; and

●	2,250,000,000 authorized shares of Preferred Stock that remain unclassified.

Series A, A-1, A-2, and A-3 Preferred Stock

Voting Rights

To the fullest extent permitted under the NRS and other applicable law, holders of Series A, Series A-1, Series A-2, and Series A-3 Preferred Stock (together, the “Preferred Stock”) have no voting rights on matters submitted to our stockholders for a vote.

Pursuant to NRS 78.390(2), if any amendment to the articles of a Nevada corporation would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then, in addition to any approval otherwise required, the amendment must be approved by the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment regardless of limitations or restrictions on the voting power thereof. However, NRS 78.390(2) also provides that such amendment does not have to be approved by the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the amendment if the articles of incorporation specifically deny the right to vote on such an amendment. In addition to providing that, to the fullest extent permitted under the NRS and other applicable law, the holders of Preferred Stock are not entitled to vote on any matter submitted to the stockholders of the Corporation for a vote, the Company’s Sixth Amended and Restated Articles of Incorporation provide that any voting right otherwise afforded to the holders of Preferred Stock under NRS 78.390 (among other sections of the NRS) are specifically denied.

Dividends and Other Distributions

Other than dividends and other distributions with respect to shares of the Company’s Common Stock payable in shares of Common Stock, the holders of the then outstanding Preferred Stock shall first receive, or simultaneously receive, a dividend in an amount equal to the dividend payable to holders of our Common Stock.

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Right to Receive Liquidation Distributions

In any event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment to all creditors of the Company, the remaining assets of the Company available for distribution to its stockholders will be distributed first among the holders of Series A, Series A-1, Series A-2, and Series A-3 Preferred Stock together, and then to the holders of Common Stock. The Series A Preferred Stock issued in our concurrent offerings under Regulation Crowdfunding and Regulation D include a preferred liquidation preference in an amount equal to $0.017 per share held (the “Preferred Payment” following the 10-for-1 forward split). This Preferred Payment represents a bonus to those holders, as they paid the equivalent of $0.014 per share and are eligible for a Preferred Payment of $0.017 per share. The Preferred Payment for the Series A-1 Preferred Stock is $0.079 per share. The Preferred Payment for the Series A-2 Preferred Stock is $0.80 per share, which is equal to the per share price in the Company’s Regulation A offering. The Preferred Payment for the Series A-3 Preferred Stock is $0.80 per share, which is the Series A-3 Original Issue Price as defined in Article 4.B.2. of our Sixth Amended and Restated Articles of Incorporation. Investors who received their shares of Series A-1 Preferred Stock in the Company’s offering under Regulation Crowdfunding at $0.071 per share will have the same Preferred Payment of $0.079 per share, representing a bonus to those holders as well.

If there are insufficient assets for the Preferred Payment, then the holders of the Series A, A-1, A-2 and A-3 Preferred Stock will receive their pro rata share of available assets upon liquidation of the Company. By way of example, if in the event of liquidation the Company were only to have distributable assets of $0.50 for every dollar invested by the preferred stockholders, each holder of Series A Preferred Stock would receive $0.0085 per share held, the Series A-1 Preferred Stock holders would receive $0.0395 per share held, the Series A-2 Preferred Stock holders would receive $0.40 per share held, the Series A-3 Preferred Stock holders would receive $0.40 per share held and the holders of Common Stock would receive nothing.

Deemed Liquidation Event

The Sixth Amended and Restated Articles of Incorporation provide that certain mergers, consolidations or statutory share exchanges to which the Company is a constituent party, or certain mergers, consolidations or statutory share exchanges to which a subsidiary of the Company is a constituent party and the Company issues shares of is capital stock, or certain sales of one or more subsidiaries of the Company if such subsidiaries own substantially all of the assets of the Company, shall be deemed to be a liquidation event subject to the liquidation provisions described above under “—Right to Receive Liquidation Distributions” (a “Deemed Liquidation Event”). An event will not constitute a Deemed Liquidation Event if the holders of at least 51% of the outstanding shares of Preferred Stock, voting together as a single class, elect otherwise by written notice to the Company within 15 days of the applicable event. The Deemed Liquidation Event provisions will be eliminated in the Seventh Amended and Restated Articles of Incorporation, meaning that these types of transactions will no longer automatically trigger the liquidation preference rights of the Preferred Stock.

Conversion Rights

All series of Preferred Stock convert into Common Stock upon the Board taking such action as required by the Sixth Amended and Restated Articles of Incorporation (i) upon the occurrence of a firm underwriting registered offering (an “IPO”) or (ii) upon the Company offering of its Common Stock in an exempt offering in reliance on Regulation A.

Rights and Preferences

Holders of the Company’s Series A, A-1, A-2, and A-3 Preferred Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s Series A, A-1, A-2 and A-3 Preferred Stock.

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Common Stock

Voting Rights

Holders of Common Stock are entitled to one vote for each share of Common Stock held at all meetings of the stockholders and written actions in lieu of meetings, including the election of directors. There is no cumulative voting.

Dividends and Other Distributions

The rights to dividends and other distributions of holders of Common Stock are subject to, and qualified by, the rights to dividends and other distributions of our Preferred Stock.

Right to Receive Liquidation Distributions

Subject to any rights of the holders of the Preferred Stock, in any event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment to all creditors of the Company, the remaining assets of the Company available for distribution to its stockholders will be distributed among the holders of Common Stock on a pro-rata basis by the number of shares held by each holder.

Rights and Preferences

Holders of the Common Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Common Stock.

Forum Selection Provision

Our Sixth Amended and Restated Articles of Incorporation includes (and once filed and effective, our Seventh Amended and Restated Articles of Incorporation will continue to include) a forum selection provision that requires any claims against us by stockholders, with limited exceptions:

●	brought in the name or right of the Company or on its behalf;

●	asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders;

●	arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation (including any Preferred Stock designation) or the Bylaws;

●	interpret, apply, enforce or determine the validity of the Articles of Incorporation (including any Preferred Stock designation) or the Bylaws; or

●	asserting a claim governed by the internal affairs doctrine.

Any of the above actions are required to be brought in the Eighth Judicial District Court of Clark County, Nevada. If the Eighth Juridical District Court of Clark County does not have jurisdiction, then the matter may be adjudicated in another state district court in the State of Nevada, or in federal court located within the State of Nevada. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The foregoing forum selection provision does not apply to any suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to any claim for which the federal courts have exclusive jurisdiction.

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RECENT UNREGISTERED SALES OF SECURITIES

Since August 19, 2021, the Company has engaged in the following offerings of securities:

●	Beginning November 17, 2020 and through April 1, 2022, the Company sold Convertible Promissory Notes to accredited investors, which converted into 781,541,283 shares of Series A-1 Preferred Stock on April 1, 2022, under Rule 506(c) of Regulation D for a total of $44,900,000 in gross proceeds.

●	From May 3, 2021, through November 13, 2021, the Company sold 68,097,000 shares of Series A-1 Preferred Stock and the underlying shares of Common Stock into which they convert under Regulation Crowdfunding for a total of $4,835,000. Commission File No. 020-28025.

●	On March 31, 2022, the Company commenced a Regulation A offering in which it sold Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert. The Regulation A offering also included selling securityholders selling Common Stock. The offering terminated on January 12, 2023, by which time the Company had sold 5,913,600 shares of Series A Preferred Stock for a total of $83,000; 741,700 shares of Series A-1 Preferred Stock for a total of $59,000; and 81,064,147 shares of Series A-2 Preferred Stock for a total of $64,900,000. Commission File No. 024-11419.

●	From August 25, 2022 through February 20, 2023, the Company sold 5,913,887 shares of Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert for a total of $4,700,000 in reliance on Regulation Crowdfunding. Commission File No. 020-30797.

●	Beginning November 23, 2021, the Company commenced an exempt offering of Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert, pursuant to Rule 506(c) of Regulation D. The Company closed the offering August 31, 2023, having sold 45,010,800 shares for gross proceeds of $33,800,000.

●	On June 15, 2023, the Company engaged in a statutory merger with an affiliated corporation, 500 Group, in which the Company exchanged 37,500,000 shares of Series A-2 Preferred Stock in exchange for 500 Group’s 100 outstanding shares of Common Stock in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

●	Between September 18, 2023 and October 9, 2023, the Company conducted an offering of its Series A-2 Preferred Stock in reliance on Regulation Crowdfunding. The Company sold 4,078,982 shares of Series A-2 Preferred Stock for gross proceeds of $3,300,000. Commission File No. 020-32926.

●	Beginning February 17, 2023, the Company commenced a Canadian offering, through FrontFundr and DealMaker, of its Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert. This offering is subject to applicable exemptions under Canadian securities laws and is strictly limited to investors from specific Canadian provinces, which was verified by FrontFundr. As of March 31, 2025, the Company had sold 712,696 shares of A-2 Preferred Stock for gross proceeds of $570,000.

●	Between September 1, 2023, and June 27, 2024, the Company conducted an exempt offering of Series A-3 Preferred Stock and the underlying shares of Common Stock into which they convert, pursuant to Rule 506(c) of Regulation D, selling 13,682,000 shares for gross proceeds of $7,329,000.

●	Beginning May 14, 2024, the Company commenced an exempt offering of Series A-3 Preferred Stock and the underlying shares of Common Stock into which they convert pursuant to Rule 506(c) of Regulation D. As of March 31, 2025, the Company had sold 4,949,769 shares of Series A-3 Preferred Stock for gross proceeds of $3,700,000 under the Regulation D offering.

●	The Company’s offering of Series A-3 Preferred Stock in reliance on Regulation A was qualified on June 24, 2024. As of March 31, 2025, the Company had sold 41,955,178 shares of Series A-3 Preferred Stock for gross proceeds of $36,400,000 under Regulation A.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement.

Security holders sharing an address and receiving a single copy may request to receive a separate Information Statement by mailing the Company at BOXABL Inc., Attention: Investor Relations Team, 5345 E. N. Belt Road, North Las Vegas, NV 89115, by calling 1 (702) 509-9000, or by e-mail to invest@BOXABL.com.

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FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. Such forward-looking statements may also include statements, among other things, concerning the efficacy, safety and intended utilization of the Company’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include, among others, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, the Company may not obtain approval to market its product candidates, or outside financing may not be available to meet capital requirements. These forward-looking statements are based on our current expectations. We caution that all forward- looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee.

For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Quarterly Report on Form 10-Q for the period ending March 31, 2025, its Registration Statement on Form 10-12G, and other periodic and other filings the Company has filed with the Securities and Exchange Commission (the “SEC”) and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements and other information including annual and quarterly reports on Form 10-K and 10-Q and current reports on Form 8-K with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on June 23, 2025, as the Record Date for the determination of stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, none of the Actions described above will become effective until at least forty (40) calendar days after the Notice of Internet Availability of Information Statement (the “Notice”) is first made available to our stockholders.

This Information Statement is expected to be made available on or about July 7, 2025 to all stockholders of record at June 23, 2025.

By Order of the Board of Directors,

/s/ Paolo Tiramani
Paolo Tiramani, CEO

11

Exhibit A

[See attached]

SEVENTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF BOXABL INC.

FIRST: The name of the corporation is Boxabl Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Nevada is the address of its registered agent. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the NRS.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty-Two Billion Two Hundred Million (32,200,000,000) shares of capital stock, consisting of (a) 17,800,000,000 shares of Common Stock, $0.00001 par value per share (“Common Stock”), and (b) 14,400,000,000 shares of Preferred Stock, $0.00001 par value per share (“Preferred Stock”). The Board is hereby vested, to the fullest extent permitted under the NRS, with the authority to designate from time to time one or more series of Preferred Stock and to fix for each such series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolutions adopted by the Board providing for the designation of such series and the filing with the Nevada Secretary of State of an amendment to these Seventh Amended and Restated Articles of Incorporation (as amended from time to time, the “Articles of Incorporation”) or a corresponding certificate of designation, including, without limitation, the authority to provide that any such series may be (a) subject to redemption at such time or times and at such price or prices, (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, or (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation, all as may be stated in such resolution or resolutions.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

B. PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 250,000,000 shares; the second series of Preferred Stock shall be designated “Series A-1 Preferred Stock” and shall consist of 1,100,000,000 shares; the third series of Preferred Stock shall be designated “Series A-2 Preferred Stock” and shall consist of 2,050,000,000 shares; the fourth series of Preferred Stock shall be designated as “Series A-3 Preferred Stock” and shall consist of 8,750,000,000 shares; and there remains 2,250,000,000 shares of undesignated Preferred Stock (until such time, if any, as such remaining shares are designated as provided in this Article Fourth). Preferred Stock shall be entitled and subject to the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount equal to the dividend payable on each outstanding share of Common Stock.

2. Liquidation, Dissolution or Winding Up: Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of: (a) with respect to the holders of Series A Preferred Stock, (i) one (1) times the Series A Original Issue Price (as defined below), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock on a 1:1 (i.e., l share of Series A Preferred Stock for 1 share of Common Stock) basis immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to clause (a) of this sentence is hereinafter referred to as the “Series A Liquidation Amount”), (b) with respect to the holders of Series A-1 Preferred Stock, (i) one (1) times the Series A-1 Original Issue Price (as defined below), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A-1 Preferred Stock been converted into Common Stock on a 1:1 (i.e., 1 share of Series A-1 Preferred Stock for 1 share of Common Stock) basis immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to clause (b) of this sentence is hereinafter referred to as the “Series A-1 Liquidation Amount”) , (c) with respect to the holders of Series A-2 Preferred Stock, (i) one (1) times the Series A-2 Original Issue Price (as defined below), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A-2 Preferred Stock been converted into Common Stock on a 1:1 (i.e., 1 share of Series A- 2 Preferred Stock for 1 share of Common Stock) basis immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to clause (c) of this sentence is hereinafter referred to as the “Series A-2 Liquidation Amount”), and (d) with respect to the holders of Series A-3 Preferred Stock, (i) one (1) times the Series A-3 Original Issue Price (as defined below), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A-3 Preferred Stock been converted into Common Stock on a 1:1 (i.e., 1 share of Series A-3 Preferred Stock for 1 share of Common Stock) basis immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to clause (d) of this sentence is hereinafter referred to as the “Series A-3 Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Following the stock split effectuated November 23, 2021, the “Series A Original Issue Price” shall mean $0.017 per share, the “Series A-1 Original Issue Price” shall mean $0.079 per share, the “Series A-2 Original Issue Price” shall mean $0.80 per share, and the “Series A-3 Original Issue Price” shall mean $0.80 per share, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, or the Series A-3 Preferred Stock, as the case may be.

2.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all Series A Liquidation Amounts, all Series A-1 Liquidation Amounts, all Series A-2 Liquidation Amounts, and all Series A-3 Liquidation Amounts required to be paid to the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, and Series A-3 Preferred Stock, respectively, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

3. Voting. To the fullest extent permitted under the NRS and other applicable law, the holders of Preferred Stock shall not be entitled to vote on any matter submitted to the stockholders of the Corporation for a vote, including, without limitation, any voting right otherwise afforded to the holders of Preferred Stock under NRS 78.2055, NRS 78.207 or NRS 78.390, which are hereby denied.

4. Mandatory Conversion.

4.1 Trigger Events. At such date and time as is specified by the Board in connection with, but prior to, (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (b) an offering of shares of Common Stock to the public pursuant to Regulation A of the Securities Act of 1933, as amended (such date and time is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock on a 1:1 (i.e., 1 share of Preferred Stock for 1 share of Common Stock) basis, and (ii) such shares may not be reissued by the Corporation.

4.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 4. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to Preferred Stock converted pursuant to Subsection 4.1, including the rights, if any, to receive notices (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 4.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, and (b) pay any declared but unpaid dividends on the shares of Preferred Stock converted.

4.3 Effect of Mandatory Conversion. All shares of Preferred Stock shall, from and after the Mandatory Conversion Time, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the Mandatory Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any declared but unpaid dividends. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any rights granted to the holders of Preferred Stock following redemption.

6. Waiver. Any of the rights, powers, preferences and other terms of Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of at least fifty-one percent (51%) of the outstanding shares of Preferred Stock, acting together as a single class on an as-converted basis.

7. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the NRS, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Articles of Incorporation or bylaws of the Corporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Articles of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Nevada, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board or in the bylaws of the Corporation.

NINTH: To the fullest extent permitted under the NRS and other applicable law, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS and other applicable law and neither a director nor an officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. If the NRS or any other law of the State of Nevada is amended after approval by the stockholders of this Article Ninth to further eliminate or limit or authorize corporate action to further eliminate or limit the personal liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS or any other law, as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification.

TENTH: To the fullest extent permitted under the NRS (including, without limitation, NRS 78.7502, NRS 78.751 and 78.752) and other applicable law, the Corporation shall indemnify any current and former directors and officers of the Corporation in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Corporation. Any amendment to or repeal of any provision or section of this Article Tenth shall be prospective only and shall not apply to or have any effect on the right or protection of, or the liability or alleged liability of, any current or former director or officer of the Corporation existing prior to or at the time of such amendment or repeal. In the event of any conflict between any provision of this Article Tenth and any other article of the Articles of Incorporation, the terms and provisions of this Article Tenth shall control.

In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such directors or officers in their respective capacities as directors or officers of the Corporation shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (a) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (b) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (a) and (b) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation. Any repeal or modification of this Article Eleventh will only be prospective and will not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to liability.

TWELFTH: To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative (a) brought in the name or right of the Corporation or on its behalf, (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation (including any Preferred Stock designation) or the bylaws, (d) to interpret, apply, enforce or determine the validity of the Articles of Incorporation (including any Preferred Stock designation) or the bylaws or (e) asserting a claim governed by the internal affairs doctrine; provided that such exclusive forum provisions shall not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to any claim for which the federal courts have exclusive jurisdiction. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor.

THIRTEENTH: For purposes of Section 500 of the California Corporations Code (if and to the extent applicable), in connection with any repurchase of shares of Common Stock permitted under the Articles of Incorporation from employees, officers, directors or consultants of the Corporation in connection with a termination of employment or services pursuant to agreements or arrangements approved by the Board (in addition to any other consent required under the Articles of Incorporation), such repurchase may be made without regard to any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined in Section 500 of the California Corporations Code). Accordingly, for purposes of making any calculation under California Corporations Code Section 500 in connection with such repurchase, the amount of any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined therein) shall be deemed to be zero (0).

FOURTEENTH: To the fullest extent permitted by law, each and every natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) the Articles of Incorporation (including Article Twelfth), (b) the bylaws, and (c) any amendment to the Articles of Incorporation or the bylaws enacted or adopted in accordance with the Articles of Incorporation, the bylaws and applicable law.

FIFTEENTH: Notwithstanding anything to the contrary in the Articles of Incorporation or the bylaws, the Corporation is hereby specifically allowed to make any distribution that otherwise would be prohibited by NRS 78.288(2)(b).

SIXTEENTH: At such time, if any, as the Corporation becomes a “resident domestic corporation” (as defined in NRS 78.427), the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as amended from time to time, or any successor statutes.

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